Exhibit 10.1

CONTRACT # 17/4

Rostov-on-Don	March 3, 2014

“InterBeauty” Limited Liability Company, hereinafter referred to as “the PURCHASER”, represented by Mrs. Chernykh Lyudmila Vladimirovna, Director, acting on the basis of the Statute, on the one hand, and LEPOTA INC. hereinafter referred to as “the SUPPLIER”, represented by Mr. Yurtaev Yuriy Valeryevich acting on the basis of the Statute, on the other hand, for organization of long-term cooperation have concluded this contract on the following:

1. SUBJECT OF THE CONTRACT

1.1. The SUPPLIER shall supply the goods of the available assortment, and the PURCHASER shall accept and pay for them within the periods set by this Contract.
1.2. The Parties shall agree the name, assortment, quantity and price of the goods and indicate them in the accompanying documents (waybills, invoices, etc.) being the integral part of this Contract.

2. THE GOODS PRICE AND SETTLEMRNT PROCEDURE

2.1. The SUPPLIER and the PURCHASER shall agree the price and payment time limits.
2.2. The payment delay for each supply of the goods shall be 14 (fourteen) calendar days since the moment of the goods reception by the PURCHASER and shall be indicated in the accompanying documents. The payment date shall be the date of arrival of monetary funds to the SUPPLIER settlement account.
2.3. Pursuant to the SUPPLIER marketing policy the PURCHASER can receive bonus. The bonus shall be executed by the Act to be signed by the PURCHASER and the SUPPLIER. The Parties shall agree the form of the bonus reception at the Act presentation.
2.4. The Parties shall carry out all settlements pursuant to the current legislation. The Goods cash payment sum under this Contract shall not exceed the limits set by the legislation of the Russian Federation.

3. SUPPLY PERIODS AND PROCEDURE

3.1. The SUPPLIER shall supply the goods within 3 (three) working days after reception of order from the PURCHASER in written or electronic form subject to availability of ordered assortment at the SUPPLIER warehouse.
3.2. The SUPPLIER shall deliver the goods at the PURCHASER expense.
3.3. The date indicated in the special box of the accompanying document shall be considered as the moment of the goods reception by the PURCHASER. In case the information is absent in this box, the date of the accompanying document execution shall be considered as the goods delivery date.
3.4. The PURCHASER shall ensure the availability of the authorities for the goods acceptance executed in the appropriate way at the representative receiving the goods. The power of attorney for TMC or a properly certified copy of the power of attorney of the enterprise for carrying-out of representative actions at the goods reception shall be given beforehand or at the moment of the goods transfer to the SUPPLIER (its representative).
3.5. In case if the goods does not meet the order the PURCHASER shall be entitled to refuse from their acceptance, carry out their return to the SUPPLIER.

4. THE GOODS QUALITY

4.1. The quality of the goods to be supplied shall meet the legislation demands placed on the product quality that shall be confirmed by the availability of the appropriate certificates, conclusions, etc.
4.2. The SUPPLIER shall provide the PURCHASER with the necessary information about the product certification.
4.3. The PURCHASER shall accept the goods as to the quantity and quality at the moment of the goods reception from the SUPPLIER.

5. DISPUTE SETTLEMENT PROCEDURE AND LIABILITY OF THE PARTIES

5.1. The Parties shall try to settle all disputes that can arise from this Contract or concerning it by means of bilateral negotiations, and in case of impossibility to reach an understanding these disputes shall be settled at Arbitration Court in the plaintiff jurisdiction.
5.2. In case of non-fulfillment or improper fulfillment of the obligations provided for by this Contract the Parties shall bear the liability pursuant to the current legislation of the Russian Federation.
5.3. For untimely payment of the goods the SUPPLIER shall be entitled to require from the PURCHASER to pay the penalty as a fine at the rate of 0.1 (zero point one) percent of the value of the unpaid part of the goods per each payment delay day unless otherwise provided by in additional agreement.
5.4. The credited goods up to the moment of their payment shall be considered as those are in pledge at the SUPPLIER for ensuring the PURCHASER obligation fulfillment as to the goods payment. In case the PURCHASER sold the credited goods, pursuant to Chapter 3 of the PF Law “On Pledge” the PURCHASER shall supply the pledge by other goods or make payment to the SUPPLIER.
5.5. The SUPPLIER shall be entitled to withdraw the unpaid part of the goods in case of this Contract cancellation or in case of gross violation of this Contract terms and conditions by the PURCHASER.
5.6. In case if the PURCHASER failure to observe conditions provided for by item 3.4 of this Contract results in idle time of the SUPPLIER transport facilities and employees or other losses, it shall be entitled to require the compensation payment for such losses.

6. OTHER PROVISIONS

6.1. This Contract shall become effective from the moment of its signing by the persons authorized for it and shall be effective up to 31.12.2014.
6.2. All contracts previous to this Contract and Attachments to them shall be effective up to the moment of expiring of fulfillment of obligation provided for by contracts and Attachments to them.
6.3. Alterations and amendments to the Contract shall be exclusively in written form.
6.4. Only alterations and amendments entered by the SUPPLIER and the PURCHASER to the Contract by the mutual consent shall be effective and obligatory for the Parties hereto.
6.5. This Contract has been made in duplicate – two copies of equal validity. The first copy is issued to the PURCHASER, the second one – to the SUPPLIER.
6.6. If the Parties do not announce the Contract cancellation one month before the Contract period expiration, the Contract shall be prolonged to the next year. The prolongation number shall not be limited.

7. ADDRESS, PAYMENT DETAILS AND SIGNATURES OF THE PARTIES

The PURCHASER
“InterBeauty” LTD.
Address: 11-19a, Sholokhov Street, Rostov-on-
Don, 344019
Settlement account: 40702810752090098 with
South-Western Bank of Saving Bank of Russia
Joint Stock Company, Rostov-on-Don
Correspondent account 30101810600000000602
BIC 046015602
INN/KPP 6165065392/616501001
OGRN 1026103732731
Telephone/fax: 8(863)2-618-554, 2-618-556
E-mail: infoBeauty@intBeauty.ru

Signature       Chernykh L.V.
Seal: Russia, Rostov-on-Don, “InterBeauty“
Limited Liability Company, INN 6165065392

The SUPPLIER
LEPOTA INC.
Entity #E0588812013-5
Registered in Nevada state, USA
Physical address: 11, Leliushenko Street, apt 65,
Rostov-on-Don, 344045
Telephone: +7-918-553-90-95, +7-961-277-2356
E-mail: lepota.inc@mail.ru

Signature        Yurtaev Yu.V.